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                                                                    Exhibit 4(B)

                              NEVADA POWER COMPANY

                              OFFICER'S CERTIFICATE

                                October 18, 2001

         I, the undersigned officer of Nevada Power Company (the "Company"), do hereby certify that I am an Authorized Officer of the Company as such term is defined in the Indenture (as defined herein). I am delivering this certificate pursuant to the authority granted in the Board Resolutions of the Company dated August 7, 2001, and Sections 1.04, 2.01, 3.01, 4.01(a) and 4.02(b)(i) of the
General and Refunding Mortgage Indenture dated as of May 1, 2001 (the "Mortgage Indenture"), as supplemented by the First Supplemental Indenture dated as of May 1, 2001, and as further supplemented and amended by the Second Supplemental Indenture dated as of October 1, 2001 (the "Supplemental Indenture"; and collectively with the Mortgage Indenture, as supplemented by said First Supplemental Indenture, the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"). Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture unless the context clearly requires otherwise. Based upon the foregoing, I hereby certify on behalf of the Company as follows:

         1. The terms and conditions of the Securities described in this Officer's Certificate are as follows (the lettered subdivisions set forth in this Paragraph 1 corresponding to the lettered subdivisions of Section 3.01 of the Mortgage Indenture):

         (a) The Securities of the second series to be issued under the Indenture shall be designated "General and Refunding Mortgage Notes, Floating Rate, Series B, due October 15, 2003" (the "Series B Notes").

         (b) There shall be no limit upon the aggregate principal amount of the Series B Notes that may be authenticated and delivered under the Indenture. The Series B Notes shall be initially authenticated and delivered in the aggregate principal amount of $140,000,000.

         (c) Interest on the Series B Notes shall be payable to the Persons in whose names such Securities are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of such Securities attached hereto as Exhibit A.
         ---------

         (d) The Series B Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on October 15, 2003.

         (e) The Series B Notes shall bear interest as provided in the form of such Securities attached hereto as Exhibit A.
                                               ---------

         (f) The Corporate Trust Office of The Bank of New York in New York, New York shall be the place at which (i) the principal of, premium and interest on, the Series B Notes shall be payable, (ii) registration of transfer of the Series B Notes may be effected, (iii) exchanges of the Series B Notes may be effected and (iv) notices and demands to or


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         upon the Company in respect of the Series B Notes and the Indenture may be served; and The Bank of New York shall be the Security Registrar for the Series B Notes; provided, however, that the Company reserves the
                             --------  -------
         right to change, by one or more Officer's Certificates, any such place or the Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer's Certificates, its principal office in Las Vegas, Nevada as any such place or itself as the Security Registrar; provided, however, that there shall be only a single Security Registrar for the Series B Notes.

                The Calculation Agent for the Series B Notes shall be The Bank of New York, or its successor as Calculation Agent. At any time, the Company may designate a successor Calculation Agent, who may be any person or entity who is eligible to be a successor Trustee or co-trustee under the Indenture or who (a) is in fact independent, (b) does not have any direct material financial interest in the Company or in any affiliate of the Company, (c) is not connected with the Company as an officer, employee, promoter, underwriter, partner, director or person performing similar functions, (d) is selected by an Authorized Officer and (e) is approved by the Trustee in the exercise of reasonable care.

         (g)    Not applicable.

         (h)    Not applicable.

         (i) The Series B Notes are issuable only in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

         (j)    Not applicable.

         (k)    Not applicable.

         (l)    Not applicable.

         (m)    See subsection (e) above.

         (n)    Not applicable.

         (o)    Not applicable.

         (p)    Not applicable.

         (q) Certificates representing Series B Notes offered and sold in reliance on Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), and only such Series B Notes, shall, except as otherwise provided hereafter, be in the form of a permanent certificate in global form (a "Global Certificate") registered in the name of Cede & Co., as nominee for The Depository Trust Company (the "Depositary"), to be delivered to the Depositary or its custodian, by or on behalf of the Company and shall bear the Global Certificate legends set forth on Exhibit A hereto. The Global Certificate shall not be transferable or
         ---------
         exchangeable, nor shall any purported transfer be registered, except as follows:

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                  (i)     the Global Certificate may be transferred in whole,
                  and appropriate registration of transfer effected, if such transfer is by such nominee to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and

                  (ii) the Global Certificate may be exchanged for Series B Notes in the form of definitive certificates, registered in the respective names of the beneficial owners thereof, and thereafter shall be transferable without restriction, if:

                           (A) the Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that (i) it is unwilling or unable to continue to act as securities depositary with respect to the Series B Notes, (ii) has ceased to be qualified to act as such, or (iii) has ceased to be a clearing agency registered under the Exchange Act, and the Trustee shall not have been notified by the
                           ---
                           Company within ninety (90) days of the identity of a successor securities depositary with respect to such Securities;

                           (B) the Company shall have delivered to the Trustee a Company Order to the effect that the Company has elected to terminate the book-entry system; or

                           (C) an Event of Default shall have occurred and be continuing.

                  Unless and until definitive, fully registered certificates shall have been issued to beneficial owners as provided in subclause
          (ii) of this clause (g) of Paragraph 1 hereof:

                           (a) the provisions of this clause (q) shall be in full force and effect;

                           (b) the Company and the Trustee and any agent of either shall be entitled to deal with the Depositary for all purposes of the Indenture and such Series B Notes (including payment of principal of, and premium and interest thereon, the giving of notice and receiving approvals, votes or consents thereunder) as the Holder of such Securities and the sole holder of the Global Certificate and shall have no obligation to the beneficial owners of such Securities;

                           (c)     to the extent that the provisions of clause
                   (q) of paragraph 1 conflicts with any other provisions of the Indenture or the Series B Notes, the provisions of this clause (q) of Paragraph 1 shall control; and

                           (d) the rights of such beneficial owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such beneficial owners or of any agent member of, or direct or indirect participants in, the Depositary and the Depositary or the depositary participants.

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                   The Depositary will make book-entry transfers among
                   depositary participants and receive and transmit payments of principal, premium and interest, if any, to such depositary participants.

                   Notwithstanding the foregoing, with respect to any Global Certificate, nothing contained herein or in the Indenture shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global Certificate or impair, as between such Depositary and the related beneficial owner, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such global certificate. Except for the Global Certificate, any and all of the Series B Notes shall be in the form of a non-global, definitive physical certificate.

                   Certificates representing Series B Notes offered and sold in reliance on Rule 501(a)(1), (2), (3) or (7) under the Securities Act shall be in the form of a non-global, definitive physical certificate registered in the name of the institutional accredited investor (the "IAI") purchasing such notes (the "IAI Notes"). The IAI Notes shall be delivered to each IAI in the manner specified by such IAI upon receipt by the Company of a satisfactorily completed purchaser's letter in the form attached hereto as Exhibit B. The IAI Notes shall not be
                                  ---------
          transferable or exchangeable, nor shall any purported transfer be registered, except upon presentation of evidence satisfactory to the Company and the transfer agent that such Notes are being offered, resold, pledged or otherwise transferred only (i) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) outside the U.S. in a transaction complying with the provisions of Rule 904 under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (iv) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iv) in accordance with any applicable securities laws of any State of the United States. The IAI Notes shall bear the legends for restricted securities set forth in Exhibit A hereto and the following additional
                                  ---------
          legend:

              "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY AND THE SECURITIES REGISTRAR AND/OR TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS THE COMPANY AND SUCH SECURITIES REGISTRAR AND/OR TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

         (r)     Not applicable.

         (s) The Series B Notes have not been registered under the Securities Act and may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. No service charge shall be made for the registration of transfer or exchange of the Series B Notes, or any Tranche thereof; provided, however,

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         that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange or transfer.

         (t) For purposes of the Series B Notes, "Business Day" shall mean any day, other than Saturday or Sunday, on which commercial banks and foreign exchange markets are open for business, including dealings in deposits in U.S. dollars, in New York.

         (u) Notwithstanding the provisions of Section 9.01 of the Indenture, no Series B Note shall be deemed to have been paid, and the indebtedness of the Company in respect thereof deemed to have been satisfied and discharged as contemplated therein, unless the Company shall have delivered to the Trustee either:

                  (i) an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; or

                  (ii) (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its Indebtedness in respect of the Bonds, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional Government Obligations, if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Government Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such bonds or portions thereof; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing showing the calculation thereof; and (B) an opinion of tax counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders of the outstanding Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

         The Series B Notes shall have such other terms and provisions as are provided in the form thereof attached hereto as Exhibit A, and shall be issued
                                                ---------
in substantially such form.

                                      5

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         2.     The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance of the Series B Notes and in respect of compliance with which this certificate is made.

                The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

                In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with.

                In the opinion of the undersigned, such conditions and covenants have been complied with.

                                      6

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         IN WITNESS WHEREOF, the undersigned has executed this Officer's
Certificate as of the date first written above.

                                  By: _________________________________________
                                      Richard K. Atkinson
                                      Treasurer and Investor Relations Officer

Acknowledged and Received on
October ___, 2001

THE BANK OF NEW YORK,
as Trustee

By:   ___________________________________________
Name: ___________________________________________
Title:___________________________________________

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                                    Exhibit A
                                    ---------

                             Form of Series B Notes

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                                    Exhibit B
                                    ---------

             Form of Letter to be Delivered by Accredited Investors

Nevada Power Company
P.O. Box 230
6226 W. Sahara Avenue
Las Vegas, Nevada  89146

[Securities Registrar]
 --------------------

Dear Sirs:

         We are delivering this letter in connection with an offering of General and Refunding Mortgage Notes, Floating Rate, Series B, due October 15, 2003, (the "Securities") of Nevada Power Company, a Nevada corporation (the "Company"), all as described in the Confidential Offering Memorandum (the "Offering Memorandum") relating to the offering.

         We hereby confirm that:

              (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an "Institutional Accredited Investor");

              (ii) (A) any purchase of the Securities by us will be for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank", within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring the Securities as fiduciary for the account of one or more institutions for which we exercise sole investment discretion,

              (iii) in the event that we purchase any of the Securities, we will acquire Securities having a minimum purchase price of not less than $100,000 for our own account or for any separate account for which we are acting;

              (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Securities;

              (v) we are not acquiring the Securities with a view to distribution thereof or with any present intention of offering or selling any of the Securities, except inside the United States in accordance with Rule 144A under the Securities Act or outside the United States under Regulation S under the Securities Act, as provided below; provided

                                     9

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         that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

              (vi) we have received a copy of the Offering Memorandum relating to the offering of the Securities and acknowledge that we have had access to financial and other information, and have been afforded the opportunity to ask questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Securities.

         We understand that the Securities are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Securities, that if in the future we decide to resell, pledge or otherwise transfer the Securities, the Securities may be offered, resold, pledged or otherwise transferred only (i) in the United States to a person who we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (ii) outside the United States in a transaction in accordance with Rule 904 under the Securities Act, (iii) under an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iv) under an effective registration statement under the Securities Act, in each of cases (i) through (iv), subject to any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar and transfer agent for the Securities will not be required to accept for registration of transfer any Securities acquired by us, except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing restrictions on transfer have been complied with.

         We acknowledge that you, the Company and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

                                     10

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         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAWS.

Date:______________________                    _________________________________
                                               (Name of Purchaser)

                                              By: ______________________________
                                                      Name:
                                                      Title:
                                                      Address:

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